Exhibit 99.1


                                                         1400 Union Meeting Road
                                                         Blue Bell, PA 19422
                                                         Phone:  215-619-2700


Stockholder Contacts:
Stephen E. Markert, Jr. of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253 Ext. 23


                              For immediate release

                  C&D TECHNOLOGIES REPORTS IMPROVED SEQUENTIAL
                  FISCAL 2006 SECOND QUARTER FINANCIAL RESULTS

     Blue Bell, PA--September 8, 2005--C&D Technologies, Inc., a leading global producer and marketer of electrical power storage and conversion products used in telecommunications and industrial applications, today announced financial results for the second quarter ended July 31, 2005. For the three month period, the company recorded net income of $1.1 million, or 4 cents per diluted share, on revenues of $123.1 million. Net cash provided by operating activities during the quarter was $11.0 million, and the company completed the quarter with $20.9 million of cash and $127.6 million of long-term debt.

     For the six month period, the net loss was $659,000, or 3 cents per diluted share, on revenues of $245.9 million.

     Dr. Jeffrey A. Graves, President and Chief Executive Officer, commented, "I am pleased that C&D has returned to profitability this quarter. My view, since joining the company in early July, is that C&D is a great company with technologically-advanced products, world-class design capabilities, and the ability to deliver solid financial results. Unfortunately, for the past few quarters we executed poorly and lost our customer focus, and paid for it with unacceptable financial results. This quarter's improved bottom line is a small step toward a turnaround, but we have much work left to do."

     Dr. Graves continued, "Fundamentally, we must provide the technology-leading products our customers have grown to expect from us, with unsurpassed quality and consistent on-time delivery. When we center our efforts on anticipating and fulfilling our customers' needs, execution improves and shareholder value grows. With C&D's existing technology resources and customer relationships, superior execution by the company is expected to yield marked improvements in our financial performance."

     The Motive Power Division posted an operating loss of $2.5 million on revenues of $12.7 million for the quarter. In the comparable prior year period, Motive Power posted an operating loss of $2.0 million on revenues of $13.1 million. On a sequential basis, Motive Power's revenues were down 9%, with the operating loss increasing by 4%. Dr. Graves commented, "Motive Power has struggled for several years to regain traction in the market and reestablish profitability. Quite frankly, most of our problems in this business were of our own making, and we recognize that we sent conflicting signals to the market and our customers about our commitment to this business. Following careful analysis of this business and industry, in early August I endorsed our team's plan to tackle the execution issues that face us. With the cost advantages offered by our new Reynosa, Mexico plant, and our improving product technology and customer focus, I am happy to state that we are in this business to stay. We believe in our Motive Power Division's ability to significantly improve execution. Therefore, we are making the changes needed in the business to return it to growth and profitability. Even today, Motive Power has solid market share and a strong, established base of core customers. We will look to build on these relationships and to develop new ones by focusing intensely on our customers' needs, expanding sales channels and driving operational improvements."

     The Standby Power Division posted operating income of $3.7 million on $66.7 million in revenues during the quarter. This is down from operating income of $5.8 million in the comparable prior year period on sales of $61.5 million. However, on a sequential basis, Standby Power's revenues were up 10% and operating profits were up 69% from $2.2 million in the first quarter.

     "The Standby Power Division executed better this quarter," said Dr. Graves. "As with the Motive Power Division, costs associated with the transition of manufacturing to Reynosa Mexico, and higher lead prices continue to impact the division's profitability. We are working hard to improve operations at the Reynosa facility by strengthening the management team and putting processes and procedures in place to facilitate operational excellence. We believe that when these changes take root, the Reynosa facility will become North America's most productive and profitable manufacturing facility for industrial battery production."

     The Power Electronics Division returned to profitability in the second quarter, with operating profits of $1.6 million on $43.7 million of revenues. In the comparable prior year period, the Power Electronics Division's operating profit was $2.9 million on $19.0 million of revenues. On a sequential basis, revenues were down 10%, however, operating results improved significantly from an operating loss of $918,000 in the first quarter. Dr. Graves continued, "We are making progress in improving the financial results of our Power Electronics Division, with both the legacy business and our acquired businesses posting improved operating profits this quarter. In visiting customers, it is clear to me that our industry-leading design capabilities are recognized and appreciated and that, as in all of our businesses, we need to closely align our internal business processes with the needs of our customers. I believe we can achieve this goal."

     In the third quarter, C&D expects to record special charges, including a $1.5 million charge reflecting continued integration efforts within the Power Electronics Division and also expects to spend approximately $700,000 for capital related integration expenditures. In addition, the company recently initiated an assessment of its intangible assets and expects to complete its assessment in the third quarter. Pending completion of its assessment, impairment charges may be required related to certain intangible assets. The company expects growth in backlog and order rates from customers through the third quarter and beyond.

     In commenting on the outlook for the balance of the year, Dr. Graves stated, "We're optimistic that the company has started to turn the corner from an operating perspective. I've visited many of our top customers since I came on board, and the tone of business is sound, in particular for the Standby Power Division, which should benefit from continued build-out of the nation's wireless infrastructure. At the same time, many of the factors that hampered financial performance in the first half of the year - lead pricing and execution-related issues - continue to generate headwinds. Balancing these factors, we are forecasting modest sequential increases for revenues and operating profits in Q3 and Q4, before special charges and potential impairment charges mentioned above, assuming lead pricing remains stable."

     C&D Technologies will hold a conference call on Friday, September 9, 2005 at 9:00 AM Eastern Daylight Time to discuss these results. To participate, please call 706-679-4521 approximately five minutes before the conference call start time. A replay of the conference call will be available at approximately 2:00 PM and will remain available until midnight on Friday, September 23, 2005. Please call 800-642-1687 (706-645-9291 for international callers) and enter pin number 9342658 to access the replay.

     A simultaneous webcast of the conference call may be accessed at the investor relations section of our website at http://www.cdtechno.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until Friday, September 23, 2005.

Forward-looking Statements:

     This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2005, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein.

                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)
                                   (UNAUDITED)

                                                               Three months ended            Six months ended
                                                                    July 31,                     July 31,
                                                               2005           2004          2005           2004
=================================================================================================================
NET SALES                                                   $ 123,076      $  93,627     $ 245,897      $ 179,432
-----------------------------------------------------------------------------------------------------------------
COST OF SALES                                                  99,639         74,106       200,709        143,370
-----------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                   23,437         19,521        45,188         36,062

OPERATING EXPENSES:
   Selling, general and administrative expenses                14,345          9,667        31,024         19,701
   Research and development expenses                            6,311          3,187        12,524          5,856
-----------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                2,781          6,667         1,640         10,505
-----------------------------------------------------------------------------------------------------------------
Interest expense, net                                           2,309            807         4,313          1,094
Other (income) expense, net                                      (258)           499            56          1,059
-----------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST           730          5,361        (2,729)         8,352
-----------------------------------------------------------------------------------------------------------------
(Benefit) provision for income taxes                             (256)         2,132        (1,907)         3,239
-----------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE MINORITY INTEREST                            986          3,229          (822)         5,113
-----------------------------------------------------------------------------------------------------------------
Minority interest                                                 (64)            23          (163)           (97)
-----------------------------------------------------------------------------------------------------------------
   NET INCOME (LOSS)                                        $   1,050      $   3,206     $    (659)     $   5,210
=================================================================================================================
Net income (loss) per common share - basic                  $    0.04      $    0.13     $   (0.03)     $    0.21
=================================================================================================================
Net income (loss) per common share - diluted                $    0.04      $    0.13     $   (0.03)     $    0.20
=================================================================================================================
Dividends per share                                         $ 0.01375      $ 0.02750     $ 0.02750      $ 0.04125
=================================================================================================================

                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except par value)
                                   (UNAUDITED)

                                                                 July 31,     January 31,
                                                                   2005          2005*
=========================================================================================
ASSETS
Current assets:
   Cash and cash equivalents                                     $ 20,915      $ 26,855
   Accounts receivable, less allowance for doubtful accounts
      of $2,385 and $2,018                                         75,710        73,621
   Inventories, net                                                81,329        77,272
   Deferred income taxes                                           14,298        14,481
   Prepaid taxes                                                    5,928         1,644
   Other current assets                                             2,083         2,008
---------------------------------------------------------------------------------------
      Total current assets                                        200,263       195,881

Property, plant and equipment, net                                 98,671       104,130
Deferred income taxes                                                 287           287
Intangible and other assets, net                                   80,363        83,863
Goodwill                                                           95,725        97,247
---------------------------------------------------------------------------------------
      TOTAL ASSETS                                               $475,309      $481,408
=======================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term debt                                               $  1,699      $  1,874
   Accounts payable                                                40,742        34,808
   Book overdrafts                                                  1,099         8,674
   Accrued liabilities                                             24,695        24,254
   Other current liabilities                                       13,888        10,374
---------------------------------------------------------------------------------------
      Total current liabilities                                    82,123        79,984

Deferred income taxes                                              11,746        12,216
Long-term debt                                                    127,609       135,004
Other liabilities                                                  37,952        36,705
---------------------------------------------------------------------------------------
      Total liabilities                                           259,430       263,909
---------------------------------------------------------------------------------------

                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (continued)
                    (Dollars in thousands, except par value)
                                   (UNAUDITED)

                                                                             July 31,      January 31,
                                                                               2005           2005*
======================================================================================================
Commitments and contingencies

Minority interest                                                               8,180           8,171

Stockholders' equity:
   Common stock, $.01 par value, 75,000,000 shares
      authorized; 28,749,978 and 28,714,973 shares issued, respectively           287             287
   Additional paid-in capital                                                  72,105          71,956
   Treasury stock, at cost 3,382,331 and 3,368,676 shares, respectively       (47,148)        (47,151)
   Accumulated other comprehensive income                                       4,852           5,275
   Retained earnings                                                          177,603         178,961
-----------------------------------------------------------------------------------------------------
      Total stockholders' equity                                              207,699         209,328
-----------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 475,309       $ 481,408
=====================================================================================================

* Reclassified for comparative purposes.

                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                   (UNAUDITED)


                                                                             Six months ended
                                                                                 July 31,
                                                                            2005          2004
================================================================================================
Cash flows from operating activities:
   Net (loss) income                                                      $   (659)     $  5,210
   Adjustments to reconcile net (loss) income to net cash provided by operating activities:
   Minority interest                                                          (163)          (97)
   Depreciation and amortization                                            11,883        11,209
   Deferred income taxes                                                      (256)        1,407
   Loss (gain) on disposal of assets                                           214           (59)
   Changes in assets and liabilities:
      Accounts receivable                                                   (2,570)       (3,991)
      Inventories                                                           (4,421)       (5,110)
      Other current assets                                                    (122)          (54)
      Accounts payable                                                       6,492         4,183
      Accrued liabilities                                                      375         1,147
      Income taxes payable                                                  (4,199)       (1,899)
      Other current liabilities                                              3,590          (867)
      Other liabilities                                                        911         1,183
      Other long-term assets                                                   906           788
      Other, net                                                             1,701           659
------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                           13,682        13,709
------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Acquisition of business, net                                                 --       (75,024)
   Acquisition of property, plant and equipment                             (4,136)       (5,534)
   Proceeds from disposal of property, plant and equipment                      71           121
------------------------------------------------------------------------------------------------
        Net cash used in investing activities                               (4,065)      (80,437)
------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Repayment of debt                                                        (7,014)          (75)
   Proceeds from new borrowings                                                 --        68,269
   (Decrease) increase in book overdrafts                                   (7,575)        1,305
   Financing cost of long-term debt                                           (735)         (263)
   Proceeds from issuance of common stock, net                                  47           773
   Purchase of treasury stock                                                 (154)       (2,661)
   Payment of common stock dividends                                          (349)         (698)
   Payment of minority interest dividends                                       --           (10)
------------------------------------------------------------------------------------------------
        Net cash (used in) provided by financing activities                (15,780)       66,640
------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                   223           (77)
------------------------------------------------------------------------------------------------
Decrease in cash and cash equivalents                                       (5,940)         (165)
Cash and cash equivalents, beginning of period                              26,855        12,306
------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                  $ 20,915      $ 12,141
================================================================================================